Exhibit 99.1

Schedule 1

REYNOLDS AMERICAN INC.

Results by Segment

The R.J. Reynolds segment consists of the primary operations of R.J. Reynolds Tobacco Company, the second-largest tobacco company in the United States and which also manages a contract manufacturing business. Effective January 1, 2012, the results of super premium brands, DUNHILL and STATE EXPRESS 555, transferred into R.J. Reynolds from Santa Fe.

The American Snuff segment consists of the primary operations of American Snuff Company, LLC, the second-largest smokeless tobacco products manufacturer in the United States, and Lane, Limited until its sale on February 28, 2011.

During the fourth quarter of 2011, Reynolds American Inc. began reporting the Santa Fe segment, which consists of the primary operations of Santa Fe Natural Tobacco Company, Inc., which manufactures Natural American Spirit cigarettes and other additive-free tobacco products.

Management uses “adjusted” (non-GAAP) measurements to set performance goals and to measure the performance of the company, and believes that investors’ understanding of the underlying performance of the company’s continuing operations is enhanced through the disclosure of these metrics.

	2011
	Q1	Q2	Q3	Q4	Full Year
R.J. Reynolds

Net sales	$1,700	$1,960	$1,887	$1,770	$7,317

GAAP operating income	$509	$461	$563	$425	$1,958
The GAAP results include the following:
Implementation costs included in cost of products sold and selling, general and administrative expenses	8	3	5	—	16
Scott case	—	139	—	—	139
Engle progeny cases	—	—	63	1	64
Mark-to-market pension/postretirement adjustments	—	—	—	128	128
Trademark impairment charges	—	—	—	43	43

Total adjustments	8	142	68	172	390

Adjusted operating income	$517	$603	$631	$597	$2,348

American Snuff

Net sales	$167	$153	$163	$165	$648

GAAP operating income	$86	$80	$89	$76	$331
The GAAP results include the following:
Implementation costs included in cost of products sold and selling, general and administrative expenses	2	—	1	—	3
Trademark impairment charges	—	—	—	5	5
Mark-to-market pension/postretirement adjustments	—	—	—	7	7

Total adjustments	2	—	1	12	15

Adjusted operating income	$88	$80	$90	$88	$346

Santa Fe

Net sales	$92	$110	$109	$105	$416

GAAP operating income	$41	$51	$47	$47	$186
The GAAP results include the following:
Implementation costs included in cost of products sold and selling, general and administrative expenses	1	—	—	—	1

Total adjustments	1	—	—	—	1

Adjusted operating income	$42	$51	$47	$47	$187

Schedule 2

R.J. REYNOLDS CIGARETTE VOLUMES AND SHARE OF MARKET

	2011
	Q1	Q2	Q3	Q4	Full Year
VOLUME (in billions):
Camel	4.9	5.8	5.7	5.3	21.7
Pall Mall	5.2	5.8	5.7	5.4	22.0

Total growth brands	10.0	11.6	11.4	10.7	43.7

Other	7.2	7.8	7.3	6.9	29.3

Total R.J. Reynolds domestic	17.3	19.4	18.7	17.6	73.0
Total R.J. Reynolds exc P/L	17.2	19.3	18.6	17.5	72.7

Total premium	9.7	11.1	10.7	10.1	41.6
Total value	7.6	8.4	8.0	7.5	31.4
Premium/total mix	56.0%	57.0%	57.4%	57.3%	57.0%

Industry	69.6	77.4	74.4	71.7	293.1
Premium	49.0	55.3	51.5	50.8	206.6
Value	20.6	22.1	22.8	20.9	86.5
Premium/total mix	70.4%	71.4%	69.3%	70.9%	70.5%

RETAIL SHARE OF MARKET:
Camel	8.3%	8.4%	8.6%	8.6%	8.5%
Pall Mall	8.5%	8.6%	8.6%	8.7%	8.6%

Total growth brands	16.9%	16.9%	17.2%	17.4%	17.1%

Other	11.1%	10.7%	10.3%	10.0%	10.5%

Total R.J. Reynolds domestic	28.0%	27.6%	27.5%	27.4%	27.6%
Total R.J. Reynolds exc P/L	27.9%	27.5%	27.4%	27.3%	27.5%

Amounts are rounded on an individual basis and, accordingly, may not sum in the aggregate.

R.J. Reynolds’ other brands include Winston, Doral, Kool, Salem, Misty and Capri.

Industry volume data based on information from Management Science Associates, Inc.

Retail shares of market are as reported by Information Resources Inc./Capstone.

Schedule 3

AMERICAN SNUFF MOIST-SNUFF VOLUMES AND RETAIL SHARE OF MARKET

	2011
	Q1	Q2	Q3	Q4	Full Year

VOLUME (in millions of cans):
Grizzly	85.0	88.2	90.0	92.7	355.9
Other	12.0	12.4	12.2	12.2	48.9

Total moist snuff cans	97.0	100.6	102.2	104.9	404.7

RETAIL SHARE OF MARKET:

Grizzly	26.5%	27.0%	27.6%	28.0%	27.3%
Other	3.8%	3.7%	3.6%	3.6%	3.6%

Total retail share of market	30.3%	30.7%	31.2%	31.6%	30.9%

Amounts are rounded on an individual basis and, accordingly, may not sum in the aggregate.

Retail shares of market are as reported by Information Resources Inc./Capstone.

Schedule 4

SANTA FE VOLUMES AND RETAIL SHARE OF MARKET

	2011
	Q1	Q2	Q3	Q4	Full Year
VOLUME (in billions):
Natural American Spirit	0.6	0.8	0.7	0.7	2.8

RETAIL SHARE OF MARKET:
Natural American Spirit	0.9%	0.9%	1.0%	1.1%	1.0%

Amounts are rounded on an individual basis and, accordingly, may not sum in the aggregate.

Retail shares of market are as reported by Information Resources Inc./Capstone.